                  MADE as of the 30th day of June, 1996


AMONG:

                        624722 ONTARIO LIMITED

                              - and -

                           ROBERT Y. WEISZ

                              - and -

                             LISA LASKO

                              - and -

                           BENJAMIN LASKO

                              - and -

               LISA LASKO, THE TRUSTEE OF LASKO FAMILY TRUST

                              - and -

                  COLUMBIA CENTRE FOR REHABILITATION INC.




                        ----------------------------

                          SHARE PURCHASE AGREEMENT

                        ----------------------------


                           Fraser & Beatty
                        Barristers and Solicitors
                           P.O. Box 100
                        1 First Canadian Place
                           Toronto, Ontario
                              M5X 1B2

                           TABLE OF CONTENTS
                                                                       PAGE NO.
                                                                       --------

                              ARTICLE 1
                           INTERPRETATION

1.1       Definitions........................................................2
1.2       Gender and Number..................................................4
1.3       Currency...........................................................4
1.4       Accounting Principles..............................................4
1.5       Headings...........................................................5

                              ARTICLE 2
                              SCHEDULES

2.1       Description of Schedules...........................................5

                              ARTICLE 3
                     AGREEMENT OF PURCHASE AND SALE

3.1       Agreement of Purchase and Sale.....................................5

                              ARTICLE 4
                           PURCHASE PRICE

4.1       Amount of Purchase Price...........................................6

                              ARTICLE 5
               REPRESENTATIONS AND WARRANTIES OF THE VENDORS

5.1       Representations and Warranties Relating to the Corporation.........6
5.1.1     Incorporation and Organization.....................................6
5.1.2     Qualification to do Business.......................................6
5.1.3     Authorized Capital.................................................6
5.1.4     Issued Shares......................................................7
5.1.5     Issue of Shares or Convertible Securities..........................7
5.1.6     Subsidiaries.......................................................7
5.1.7     Financial Statements...............................................7
5.1.8     Business Carried on in Ordinary Course.............................7
5.1.9     Absence of Unusual Transactions....................................8
5.1.10    Minute Books and Corporate Records.................................8
5.1.11    Accuracy of Books and Records......................................9
5.1.12    No Guarantees, etc. ...............................................9
5.1.13    No Dividends, etc. ................................................9
5.1.14    Payments to Employees and Others...................................9
5.1.15    Capital Expenditures...............................................9

5.1.16    Employment and Employee Benefit Matters...........................10
5.1.17    Title to Personal Property........................................10
5.1.18    Debt Instruments..................................................10
5.1.19    Real Property.....................................................11
5.1.20    Leases............................................................11
5.1.21    Insurance.........................................................11
5.1.22    Material Contracts................................................12
5.1.23    No Default under Agreements.......................................12
5.1.24    Non-Arm's Length Contracts........................................12
5.1.25    No Loans to Directors, etc. ......................................12
5.1.26    Litigation........................................................13
5.1.27    Banking Information...............................................13
5.1.28    Tax and Government Returns........................................13
5.1.29    Accounts Receivable...............................................14
5.1.30    Compliance with Applicable Laws, etc. ............................14
5.1.31    Environmental Matters.............................................14
5.1.32    No Liabilities, etc. .............................................15
5.1.33    Intellectual Property Rights......................................15
5.1.34    No Referral Fees..................................................15
5.1.35    Knowledge of Matters Generally....................................15
5.2       Representations and Warranties Relating to the Vendors............16
5.2.1     Age of Majority/Power and Authority...............................16
5.2.2     Ownership of Purchased Shares.....................................16
5.2.3     Enforceability of Obligations.....................................16
5.2.4     Compliance with Other Instruments.................................17
5.2.5     No Options........................................................17
5.2.6     Litigation........................................................17
5.2.7     Status............................................................17
5.2.8     Bankruptcy........................................................17

                                    ARTICLE 6
               REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

6.1       Representations and Warranties of the Purchaser...................18
6.1.1     Incorporation, Organization and Authority of the Purchaser........18
Due Authorization of Agreement..............................................18
6.1.2     Absence of Conflicting Agreements.................................18
6.1.3     Litigation........................................................18

                                    ARTICLE 7
                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

7.1       Survival of Representations and Warranties of the Vendors.........19
7.2       Survival of Representations and Warranties of the Purchaser.......20
7.3       Survival of Covenants.............................................20

                                    ARTICLE 8
                              CLOSING ARRANGEMENTS

8.1       Time and Place of Closing.........................................20
8.2       Closing Arrangements..............................................20
8.2.1     Transfer of Purchased Shares......................................20
8.2.2     Payment of Purchase Price.........................................21
8.2.3     Delivery of Books and Records.....................................21
8.2.4     Resignations of Directors and Officers............................21
8.2.5     Releases..........................................................21
8.2.6     Consultancy Letter................................................22

                                    ARTICLE 9
                           NON-COMPETITION COVENANT

9.1.1     Non-Competition...................................................22

                                    ARTICLE 10
                                 INDEMNIFICATION

10.1      Indemnification by the Vendors....................................23
10.2      Indemnification by the Purchaser..................................23
10.3      Notice of Claim...................................................23
10.4      Procedure for Indemnification.....................................24
10.4.1    Claims Other Than Third Party Claims..............................24
10.4.2    Third Party Claims................................................24
10.5      De Minimis........................................................25

                                    ARTICLE 11
                                  MISCELLANEOUS

11.1      Brokerage, Commissions, etc. .....................................25
11.2      Further Assurances................................................25
11.3      Announcements.....................................................25
11.4      Notices...........................................................25
11.5      Time of the Essence...............................................27
11.6      Expenses..........................................................27
11.7      Applicable Law....................................................27
11.8      Arbitration.......................................................28
11.9      Entire Agreement..................................................28
11.10     Effect of Closing.................................................28
11.11     Counterparts......................................................29
11.12     Assignment........................................................29
11.13     Parties in Interest...............................................29
11.14     Severability of Provisions........................................29

          THIS SHARE PURCHASE AGREEMENT made as of the 30th day of June, 1996,

A M O N G:
                         624722 ONTARIO LIMITED, a corporation incorporated under the laws of the Province of Ontario

                         (hereinafter called "624722")

                         - and -

                         ROBERT Y. WEISZ, an individual resident in the Town of Richmond Hill, in the Province of Ontario

                         (hereinafter called "Weisz")

                         - and -

                         LISA LASKO, an individual resident in the City of North York, in the Province of Ontario

                         (hereinafter called "L. Lasko")

                         - and -

                         BENJAMIN LASKO, an individual resident in the City of North York, in the Province of Ontario

                         (hereinafter called "B. Lasko")

                         - and -

                         LISA LASKO, THE TRUSTEE OF LASKO FAMILY TRUST

                         (hereinafter called the "Trustee")

                                                              OF THE FIRST PART

                         - and -

                         COLUMBIA CENTRE FOR REHABILITATION INC., a corporation amalgamated under the laws of the Province of Ontario

                         (hereinafter called the "Purchaser")

                                                             OF THE SECOND PART

                                                    SHARE PURCHASE AGREEMENT
                                                                      PAGE 2


          WHEREAS 624722, L. Lasko, B. Lasko and the Trustee (collectively, the "Vendors") are the registered and beneficial owners of all of the issued and outstanding common shares and Class A preference shares in the capital of Aqua Rehabilitation Inc., a corporation incorporated under the laws of the Province of Ontario (hereinafter called the "Corporation");

          AND WHEREAS the Purchaser desires to purchase and the Vendors desire to sell all of the issued and outstanding common shares and Class A preference shares in the capital of the Corporation for the purchase price and upon the terms and conditions hereinafter set forth;

          NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, the mutual covenants, agreements, warranties and payments hereinafter set forth, the parties hereto agree as follows:

                                 ARTICLE 1

                              INTERPRETATION

1.1       DEFINITIONS

          Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

1.1.1 "AGREEMENT" means this share purchase agreement and any instrument amending this Agreement as referred to in Section 11.9; "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to a particular article or section; and the expression "Article" or "Section" followed by a number means and refers to the specified article or section of this Agreement.

1.1.2 "BUSINESS" means the business currently and heretofore carried on by the Corporation of providing rehabilitation services.

1.1.3 "BUSINESS DAY" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in the City of Toronto are not open for business during normal banking hours.

1.1.4 "CLOSING" means the completion of the transactions herein contemplated, including the sale to and purchase by the Purchaser of the Purchased Shares hereunder as herein contemplated.


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                                                      SHARE PURCHASE AGREEMENT
                                                                        PAGE 3

1.1.5 "DEBT INSTRUMENT" means any bond, debenture, promissory note or other instrument evidencing indebtedness for borrowed money or other liability.

1.1.6     "EMPLOYEE BENEFITS" means:

          (a) salaries, wages, bonuses, vacation entitlements, commissions, fees, stock option plans, stock purchase plans, incentive plans, deferred compensation plans, profit sharing plans and other similar benefits, plans or arrangements;

          (b) insurance, health, welfare, disability, pension, retirement, travel, hospitalization, medical, dental, legal, counseling, eye care and other similar benefits, plans or arrangements; and

          (c) agreements or arrangements with any labour union or employee association, written or oral employment agreements or arrangements and agreements or arrangements for the retention of the services of independent contractors, consultants or advisors.

1.1.7 "ENCUMBRANCE" means any mortgage, charge, easement, encroachment, lien, adverse claim, assignment by way of security, security interest, servitude, pledge, hypothecation, conditional sale agreement, security agreement, title retention agreement, financing statement or other encumbrance.

1.1.8 "FINANCIAL STATEMENTS" means the July Financial Statements and the May Financial Statements.

1.1.9     "FINANCIAL YEAR END" means July 31, 1995.

1.1.10 "GOVERNMENT ENTITY" means: (a) any federal, provincial, municipal, local or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (b) any subdivision, agent, commission, board, or authority of any of the foregoing; or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

1.1.11 "GUARANTEE" means any agreement, contract or commitment providing for the guarantee, indemnification, assumption or endorsement or any like commitment with respect to the obligations, liabilities (contingent or otherwise) or indebtedness of any Person.

1.1.12 "HAZARDOUS SUBSTANCE" includes any contaminants, pollutants, dangerous substances including asbestos, urea formaldehyde, liquid wastes, industrial wastes, toxic substances, hazardous or toxic chemicals, hazardous wastes, hazardous materials or hazardous substances either in fact or as defined in or pursuant to or regulated by any environmental law, regulation or order.

                                                      SHARE PURCHASE AGREEMENT
                                                                        PAGE 4

1.1.13    "INTELLECTUAL AND INDUSTRIAL PROPERTY RIGHTS" means:

          (a) all trade-marks (including logos), trade names, service marks and brand names and all applications therefor;

          (b) all patents (including divisions, reissues, renewals and extensions) and all applications therefor;

          (c) all copyrights, industrial designs and other industrial property rights and all applications therefor; and

          (d) all know-how, trade secrets and any licenced property or technology used in carrying on the business of the Corporation both domestic and foreign and whether or not registered.

1.1.14    "JUNE FINANCIAL STATEMENTS" has the meaning ascribed to it in Section
9.2.

1.1.15 "JULY FINANCIAL STATEMENTS" means the financial statements of the Corporation as at the Financial Year End consisting of the balance sheet of the Corporation as at the Financial Year End and the accompanying statement of earnings for the 12 month period then ended, reported upon by Soberman, Isenbaum & Colomby, Chartered Accountants, a copy of which is annexed hereto in Schedule 1.

 .1.16     "MAY FINANCIAL STATEMENTS" means the financial statements of the
Corporation as at May 31, 1996 consisting of the balance sheet of the Corporation as at May 31, 1996 and the accompanying statement of earnings for the 10 month period then ended, a copy of which is annexed hereto in Schedule 1.

1.1.17 "LEASES" means the real or personal property leases or other rights of occupancy relating to real property which the Corporation is a party to or bound by or subject to, including, without limitation, those set forth and described in Schedule 4.

1.1.18 "LEGAL PROCEEDING" means any litigation, action, suit, investigation, hearing, claim, complaint, grievance, arbitration proceeding or other proceeding and includes any appeal or review and any application for same.

1.1.19 "PERSON" means any individual, corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, any unincorporated organization or association, or such persons' heirs, executors, administrators or assigns, as the case may be; and pronouns have a similar extended meaning.

1.1.20 "PURCHASE PRICE" means the purchase price payable by the Purchaser to the Vendors for the Purchased Shares provided for in Article 4.

                                                      SHARE PURCHASE AGREEMENT
                                                                        PAGE 5

1.1.21 "PURCHASED SHARES" means 200 common shares and 200 Class A preference shares in the capital of the Corporation.

1.2       GENDER AND NUMBER

          In this Agreement words importing a specific gender include all genders and words importing the singular include the plural and VICE VERSA.

1.3       CURRENCY

          Unless otherwise indicated all dollar amounts referred to in this Agreement, including the symbol "$", refer to lawful money of Canada.

1.4       ACCOUNTING PRINCIPLES

          Wherever in this Agreement reference is made to generally accepted accounting principles such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor entity, applicable as at the date on which such principles are applied.

1.5       HEADINGS

          The division of this Agreement into Articles and Sections and the use of a table of contents and headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

                              ARTICLE 2

                              SCHEDULES

2.1       DESCRIPTION OF SCHEDULES

          The following are the Schedules attached to and incorporated in this Agreement by reference and deemed to be a part hereof:

Schedule 1   -  Financial Statements
Schedule 2   -  Constating Documents
Schedule 3   -  Directors, Officers and Shareholders
Schedule 4   -  Leases
Schedule 5   -  Employees and Employee Benefits
Schedule 6   -  Encumbrances
Schedule 7   -  Insurance Policies
Schedule 8   -  Material Contracts
Schedule 9   -  Banking Information
Schedule 10  -  Intellectual and Industrial Property

                                                      SHARE PURCHASE AGREEMENT
                                                                        PAGE 6


Schedule 11  -  Form of Release
Schedule 12  -  Arbitration Procedures

                              ARTICLE 3

                     AGREEMENT OF PURCHASE AND SALE

3.1       AGREEMENT OF PURCHASE AND SALE

          Subject to the terms and conditions hereof and effective June 30, 1996:

          (a) 624722 hereby sells, assigns and transfers to the Purchaser and the Purchaser hereby purchases 100 common shares and 100 Class A preference shares in the capital of the Corporation owned by 624722;

          (b) the Trustee hereby sells, assigns and transfers to the Purchaser and the Purchaser hereby purchases 60 common shares in the capital of the Corporation owned by the Trustee;

          (c) L. Lasko hereby sells, assigns and transfers to the Purchaser and the Purchaser hereby purchases 40 common shares in the capital of the Corporation owned by L. Lasko; and

          (d) B. Lasko hereby sells, assigns and transfers to the Purchaser and the Purchaser hereby purchases 100 Class A preference shares in the capital of the Corporation owned by B. Lasko.

                                    ARTICLE 4

                                 PURCHASE PRICE

4.1       AMOUNT OF PURCHASE PRICE

          The aggregate Purchase Price payable by the Purchaser to the Vendors for the Purchased Shares is the sum of $450,000, subject to adjustment dollar for dollar to the extent that the cash of the Corporation as at June 30, 1996 as shown on the June Financial Statements is greater or less than the aggregate of all of the liabilities of the Corporation as at June 30, 1996 as shown on the June Financial Statements as provided for in
Section 4.2.

                                                      SHARE PURCHASE AGREEMENT
                                                                        PAGE 7

4.2  ADJUSTMENT OF PURCHASE PRICE

     Within 7 Business Days following the delivery of the June Financial Statements to the Purchaser and the Vendors pursuant to Section 9.2, the Purchaser shall, in the event the cash of the Corporation as at June 30, 1996 is greater than the aggregate of all of the liabilities of the Corporation as at June 30, 1996, pay to the Vendors the amount of such excess (to be divided among the Vendors pro rata to their respective shares of the Purchase Price provided for in Section 8.2.2), and the Vendors shall, in the event the cash of the Corporation as at June 30, 1996 is less than the aggregate of all of the liabilities of the Corporation as at June 30, 1996, pay to the Purchaser the amount of such deficiency, in each case, by certified cheque or bank draft.

                                   ARTICLE 5
               REPRESENTATIONS AND WARRANTIES OF THE VENDORS

5.1       REPRESENTATIONS AND WARRANTIES RELATING TO THE CORPORATION

          The Vendors hereby jointly and severally represent and warrant to the Purchaser as follows and acknowledge that the Purchaser is relying on such representations and warranties in connection with the transactions herein contemplated:

5.1.1     INCORPORATION AND ORGANIZATION

          The Corporation is a corporation incorporated and subsisting under the laws of the Province of Ontario. No proceedings have been instituted or are pending for the dissolution or liquidation of the Corporation. Annexed hereto as Schedule 2 are true and complete copies of the articles of incorporation, articles of amendment and by-laws of the Corporation.

5.1.2     QUALIFICATION TO DO BUSINESS

          The Corporation has the necessary power, authority and capacity to own or lease its property and assets and to carry on the Business as now being conducted by it. The Corporation is qualified to carry on the Business in the jurisdiction in which it is conducting the Business.

5.1.3     AUTHORIZED CAPITAL

          The authorized capital of the Corporation consists of an unlimited number of Class A preference shares, an unlimited number of Class B preference shares, an unlimited number of Class C preference shares and an unlimited number of common shares.

                                                      SHARE PURCHASE AGREEMENT
                                                                        PAGE 8

5.1.4     ISSUED SHARES

          Of the authorized capital of the Corporation, 200 common shares and 200 Class A preference shares have been duly and validly allotted and issued and are outstanding as fully paid and non-assessable shares.

5.1.5     ISSUE OF SHARES OR CONVERTIBLE SECURITIES

          No Person has any agreement or option or any right capable of becoming an agreement or option, including any convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription or issuance of any unissued shares or other securities of the Corporation.

5.1.6     SUBSIDIARIES

          The Corporation has no subsidiary and owns no shares in the capital of any other corporation and has not agreed to acquire any subsidiary or any shares in the capital of any other corporation.

5.1.7     FINANCIAL STATEMENTS

     (a) The July Financial Statements have been prepared in accordance with generally accepted accounting principles and present fairly:

          (i) all the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Corporation as of the Financial Year End; and

          (ii) the revenues, earnings and results of the operations of the Corporation for the 12 month period then ended.

     (b) The May Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of previous years and present fairly:

          (i) all the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Corporation as of May 31, 1996; and

          (ii) the revenues, earnings and results of the operations of the Corporation for the 10 month period then ended.

5.1.8     BUSINESS CARRIED ON IN ORDINARY COURSE

          The Business of the Corporation has been carried on in the ordinary course since the Financial Year End and the Corporation has not, since the Financial Year End, sold or otherwise disposed of any of its assets to any third party except in the ordinary course of business. Since the Financial Year End there has been no

                                                      SHARE PURCHASE AGREEMENT
                                                                        PAGE 9

change in the business, operations, affairs or condition of the Corporation financial or otherwise, or arising as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labour problem, flood, drought, riot, storm, Act of God or otherwise, except changes occurring in the ordinary course of business and which, in the aggregate, have not materially adversely affected and will not materially adversely affect the business, operations, affairs or condition of the Corporation.

5.1.9     ABSENCE OF UNUSUAL TRANSACTIONS

          Since the date of the Financial Year End, the Corporation has not, except as disclosed in the Schedules:

          (a) transferred, assigned, sold or otherwise disposed of any of its assets except in the ordinary and usual course of business;

          (b) suffered any extraordinary loss, or waived any rights of substantial value, or entered into any commitment or transaction not in the ordinary and usual course of business where such loss, rights, commitment or transaction is or would be material in relation to the Corporation;

          (c) mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of the assets of the Corporation; or

          (d) authorized or agreed or otherwise become committed to do any of the foregoing.

5.1.10    MINUTE BOOKS AND CORPORATE RECORDS

          The corporate records and minute books of the Corporation contain originals of all of the constating documents and amendments thereto and complete and accurate minutes of all meetings of and copies of all by-laws and resolutions passed by the directors and shareholders of the Corporation since its incorporation; all such meetings were duly called and held, all such by-laws and resolutions were duly passed and the share certificate books, registers of shareholders, registers of transfers, registers of directors, register of debt holders and other corporate registers of the Corporation are complete and accurate in all material respects. The Corporation is not a party to or bound by or subject to any shareholder agreement governing the affairs of the Corporation or the relationships, rights and duties of shareholders. Schedule 3 sets out the name of each officer, director and shareholder of record of the Corporation.

5.1.11    ACCURACY OF BOOKS AND RECORDS

          The books and records, accounting financial and otherwise, of the Corporation fairly and correctly set out and disclose in all material respects the

                                                      SHARE PURCHASE AGREEMENT
                                                                       PAGE 10

financial position of the Corporation as at the date hereof and all material financial transactions of the Corporation have been accurately recorded in such books and records in conformity with generally accepted accounting principles.

5.1.12    NO GUARANTEES, ETC.

          The Corporation is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other Person.

5.1.13    NO DIVIDENDS, ETC.

          Except as disclosed in the Financial Statements, since the date of the Financial Year End, the Corporation has not declared or paid and has not been deemed under the INCOME TAX ACT (Canada) to have declared or paid any dividends or declared or made any other distribution on any of its outstanding securities and has not redeemed, purchased or otherwise acquired any of its outstanding securities or agreed to do so.

5.1.14    PAYMENTS TO EMPLOYEES AND OTHERS

     (a) No payments have been made or authorized since the Financial Year End by the Corporation to its officers, directors, shareholders or employees, to its former officers, directors, shareholders or employees or to any Person not dealing at arms' length (as such term is construed under the INCOME TAX ACT (Canada)) with any of the foregoing, except in the ordinary course of business and at the regular rates payable to them as salaries, pensions, bonuses, rents, management fees or other remuneration of any nature.

     (b) The aggregate amount of salaries, pensions, bonuses, rents, management fees or other remuneration of any nature paid or payable by the Corporation to or for the benefit of any of the Vendors or to or for the benefit of any Person not dealing at arms' length (as such term is construed under the INCOME TAX ACT (Canada)) with them, during the 22 month period ended May 31, 1996 are accurately reflected in the Financial Statements, and since that date have been made at no greater rates than those prevailing at the end of the said period.

5.1.15    CAPITAL EXPENDITURES

          No capital expenditures have been made or authorized by the Corporation since the Financial Year End except in the ordinary course of business.

5.1.16    EMPLOYMENT AND EMPLOYEE BENEFIT MATTERS

     (a) Except as set forth in Schedule 5, (i) the Corporation is not a party to any written or oral agreement or arrangement with respect to Employee Benefits and no such agreement or arrangement contains any specific provision as to notice

                                                      SHARE PURCHASE AGREEMENT
                                                                       PAGE 11

of termination or severance pay in lieu thereof; (ii) the Corporation is not in arrears in the payment of any contribution or assessment required to be made by it pursuant to any of the agreements or arrangements set forth in
Schedule 5; and (iii) all obligations of the Corporation with respect to Employee Benefits are reflected in and have been fully accrued in the Financial Statements.

     (b) The Corporation has not made any agreements with any labour union or employee association or made commitments to or conducted negotiations with any labour union or employee association with respect to any future agreements, and the Corporation is not required to recognize any union or employee association representing the employees or any agent having bargaining rights for the employees and the Vendors are not aware of any current attempts to organize or establish any labour union or employee association in the Corporation.

     (c) The Corporation has a total of 11 employees and 2 consultants employed or working in the Business. The names of such individuals, their years of service, their title or job description and the Employee Benefits to which they are entitled are set forth in Schedule 5.

     (d) The Vendors have no reason to believe that any employee or consultant of the Corporation would terminate his or her employment due to the transactions contemplated by this Agreement.

     (e) The Corporation is not liable for any damages to any employee, consultant, former employee or former consultant resulting from the violation of any applicable employment law or employment agreement.

     (f) There is not, and has never been, any pension or retirement plan in effect for the employees of the Corporation.

5.1.17    TITLE TO PERSONAL PROPERTY

          The Corporation is the owner of all of its personal property (other than any personal property leased to it) with good and marketable title thereto free and clear of any Encumbrance, except as set forth in Schedule 6. All of the personal property owned or leased by the Corporation is located at the leased premises referred to in Section 5.1.19.

5.1.18    DEBT INSTRUMENTS

          The Corporation is not a party to or bound by or subject to any Debt Instrument or any agreement, contract or commitment to create, assume or issue any Debt Instrument and no Debt Instrument or Encumbrance which the Corporation is a party to or bound by or subject to is dependent upon the Guarantee of or any security provided by any other Person.

                                                      SHARE PURCHASE AGREEMENT
                                                                       PAGE 12

5.1.19    REAL PROPERTY

          Except for the Lease set out in Part A of Schedule 4, the Corporation does not own or have any interest in or is a party to any agreement to purchase any real property.

5.1.20    LEASES

     (a) The Corporation is not a party to or bound by or subject to nor agreed or become bound to enter into any real or personal property lease or other right of occupancy relating to real property, whether as lessor or lessee, except for the Leases set forth and described in Schedule 4.

     (b) Each of the Leases is valid and subsisting and in good standing, there is no default thereunder and the Corporation is entitled to all rights and benefits thereunder. Subject to obtaining any necessary consents, approvals, permits and acknowledgments required under the Leases, the completion of the transactions herein contemplated will not afford any of the parties to any Lease or any other Person (other than the Corporation) the right to terminate any Lease nor will the completion of the transactions herein contemplated result in any additional or more onerous obligation on the Corporation under any Lease.

5.1.21    INSURANCE

          Since the commencement of the Corporation's business, the Corporation has maintained fire (with extended risk and casualty coverage), liability, business interruption, use and occupancy and other forms of insurance with reputable and sound insurers covering its property and assets and protecting its Business in amounts and against such losses and claims as are generally maintained for comparable businesses and properties. Schedule 7 lists all policies of such insurance currently maintained by the Corporation on its assets and personnel together with a brief description of each such policy including the type of policy, name of insurer, policy number, coverage limits, expiration dates, annual premiums and any material claims thereunder and true and complete copies of the most recent inspection reports, if any, received from insurance underwriters as to the condition of insurance value of their respective assets; the Corporation is not in default with respect to any of the material provisions contained in any such insurance policy nor has it failed to give any notice or present any claim under any such insurance policy in due and timely fashion. To the best of the knowledge of the Vendors (a) there are no circumstances which would or might entitle the Corporation to make a claim under any of such insurance policies or which would or might be required under any of such policies to be notified to the insurers; (b) no material claim under any such policy has been made by the Corporation since the Financial Year End; (c) none of such policies is subject to any special or unusual terms or restrictions or provides for a premium in excess of the normal rate; (d) no notice of cancellation or non-renewal with respect to, nor disallowance of any claim under or with respect to any such policy or policies has been received by the

                                                      SHARE PURCHASE AGREEMENT
                                                                       PAGE 13

Corporation; and (e) all premiums due in connection with such policies have been fully paid. The Vendors have no knowledge of any circumstances or occurrences pertaining to the Business or the Corporation which might form the basis of a material increase in premiums for the current insurance coverage maintained by the Corporation.

5.1.22    MATERIAL CONTRACTS

          Except for the material contracts described in Schedule 8, the employment, service, union, pension, deferred profit sharing and other similar agreements described in Schedule 5, the Leases described in Schedule 4, the insurance policies described in Schedule 7 and agreements, contracts and commitments entered into in the ordinary course of business, the Corporation does not have any outstanding agreement, contract or commitment, whether written or oral, of any nature or kind whatsoever. Except for consents required under the Leases or as specifically noted on any of the said Schedules, no consents are required from the parties to the said contracts, agreements, engagements or commitments to the change in control of the Corporation contemplated hereby or the proposed subsequent wind-up of the Corporation into the Purchaser.

5.1.23    NO DEFAULT UNDER AGREEMENTS

          Except as disclosed in the Schedules, the Corporation is not in default under or in breach of any material contract, agreement (whether written or oral), indenture or other instrument to which it is a party or by which it is bound, there exists no set of facts which, after notice or lapse of time or both, would constitute such a default or breach, and each of such contracts, agreements, indentures or other instruments is now in good standing and in full force and effect without amendment thereto and the Corporation is entitled to all rights and benefits thereunder.

5.1.24    NON-ARM'S LENGTH CONTRACTS

          Except as disclosed in this Agreement, the Corporation is not a party to any contract, agreement or arrangement with any associated or affiliated corporation within the meaning of the BUSINESS CORPORATIONS ACT (Canada), as amended, or with any Person with which it does not deal at arm's length within the meaning of the INCOME TAX ACT (Canada).

5.1.25    NO LOANS TO DIRECTORS, ETC.

          Except as described in the Financial Statements, the Corporation does not have a loan or other indebtedness outstanding (other than the normal salaries, bonuses, fringe benefits and the obligation to reimburse for expenses incurred on behalf of the Corporation, in the normal course of employment) which has been made or incurred to any director, officer, shareholder or employee, to any former director, officer, shareholder or employee of the Corporation, or to any Person with

                                                      SHARE PURCHASE AGREEMENT
                                                                       PAGE 14

which it or any of the foregoing do not deal at arm's length within the meaning of the INCOME TAX ACT (Canada).

5.1.26    LITIGATION

          There are no Legal Proceedings (whether or not purportedly on behalf of the Corporation) pending or threatened against or affecting the Corporation, at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or by or before any arbitration; none of the Vendors is aware of any existing grounds on which any such Legal Proceeding might be commenced with any reasonable likelihood of success; and there is not currently outstanding against the Corporation any judgment, decree, injunction, ruling, order or award of any court, governmental department, commission, board, bureau, agency, instrumentality, domestic or foreign, or arbitrator.

5.1.27    BANKING INFORMATION

          Schedule 9 sets forth and describes (a) the name and location (including municipal address) of each bank, trust company or other institution in which the Corporation has an account, money on deposit or a safety deposit box and the name of each Person authorized to draw thereon or to have access thereto; and (b) the name of each person holding a general or special power of attorney from the Corporation and a summary of the terms thereto.

5.1.28    TAX AND GOVERNMENT RETURNS

          The Corporation has duly filed in the prescribed manner and within the prescribed time all tax returns required to be filed by it (including any and all tax elections available to the Corporation in relation to such tax returns) and all information returns as to which the non-filing or late filing could result in interest or penalties; such tax and information returns are true, correct and complete and the Corporation has made complete and accurate disclosure in such returns and has paid all taxes shown on such returns as being due and payable and has also paid all assessments and reassessments and all other taxes, governmental charges, penalties, interest and fines due and payable by the Corporation up to the date hereof. The Corporation has made adequate provision for the taxes which are payable during the current fiscal period for which tax returns are not yet required to be filed. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or reassessment of income tax or the filing of any tax return by, or payment of any tax by, or levying of any governmental charge against the Corporation. There are no actions, audits, assessments, reassessments, suits, proceedings, investigations or claims now pending, or to the best of the knowledge of the Vendors, threatened against the Corporation in respect of taxes or governmental charges or any matters under discussion with any Government Entity relating to taxes or governmental charges asserted by any such Government Entity. The Corporation has withheld from each payment made by it the amount of

                                                      SHARE PURCHASE AGREEMENT
                                                                       PAGE 15

all taxes and other deductions required to be withheld therefrom and has paid the same to the proper taxing or other authority within the time prescribed under any applicable legislation or regulation.

5.1.29    ACCOUNTS RECEIVABLE

          The accounts receivable recorded on the books of the Corporation arose in the ordinary course of business, and, other than the accounts receivable disclosed in the Financial Statements as reserved or doubtful, are BONA FIDE and good and collectible without any set-off or counterclaim.

5.1.30    COMPLIANCE WITH APPLICABLE LAWS, ETC.

          The Corporation has conducted and is conducting the Business in material compliance with all applicable laws, rules and regulations of the jurisdiction in which the Business is carried on and is not in material breach of any such laws, rules or regulations, and has all material licenses, registrations or qualifications in each jurisdiction in which it owns or leases assets or carries on the Business, to enable the Business to be carried on as now conducted and its property and assets to be owned, leased and operated, and all such material licenses, registrations and qualifications are valid and subsisting and in good standing and none of the same contains any burdensome term, provision, condition or limitation which has or may have an adverse effect on the operation of the said Business.

5.1.31    ENVIRONMENTAL MATTERS

          The Business as carried on by the Corporation has been and is in compliance with all environmental laws, regulations and orders, except for any non-compliance which would not have a material adverse effect individually or in the aggregate upon the Business or the Corporation. There does not exist a state of facts or event which could give rise to a notice of material non-compliance with any environmental laws, regulations or orders. The Corporation has not used any of the premises pertaining to the Business nor permitted them to be used, to generate, manufacture, refine, treat, transport, store, handle, dispose, transfer or process Hazardous Substances except in material compliance with all environmental laws, regulations and orders. The Corporation has not caused or permitted the release of any Hazardous Substances on or off-site of the premises. The Corporation has not received any notice, citation, directive, order, claim, letter or other communication from any Government Entity that the Corporation is potentially responsible for a domestic or foreign, federal, provincial, state, municipal or local clean-up site or corrective action under any environmental law, regulation or order and the Corporation has no knowledge of any facts that could give rise thereto.

5.1.32    NO LIABILITIES, ETC.

          There are no liabilities of the Corporation of any kind whatsoever, contingent or otherwise, existing on the date hereof in respect of which the

                                                      SHARE PURCHASE AGREEMENT
                                                                       PAGE 16

Corporation may be liable on or after the completion of the transactions contemplated by this Agreement other than:

          (a) liabilities (including liabilities for unpaid taxes) disclosed on, reflected in or provided for in the Financial Statements;

          (b) liabilities disclosed or referred to in this Agreement or the Schedules; and

          (c) liabilities incurred in the ordinary course of business and attributable to the period since May 31, 1996,

none of which is materially adverse to the Business, operations, affairs or financial condition of the Corporation.

5.1.33    INTELLECTUAL PROPERTY RIGHTS

          Schedule 10 sets forth a complete description of all Intellectual and Industrial Property Rights used in whole or in part in the Business of the Corporation. All of such Intellectual and Industrial Property Rights are owned by or licensed to the Corporation and the Corporation has the sole and exclusive right to use the same, such are in good standing, and no royalty payments, licence fees or other charges are payable in respect thereof.

          To the best of the knowledge of the Vendors, the Corporation in conducting the Business does not infringe upon the Intellectual and Industrial Property Rights of any other Person.

5.1.34    NO REFERRAL FEES

          None of the Vendors, the Corporation or any employee or consultant of the Corporation has made any payment of any kind whatsoever to any Person on account of or in consideration for the referral or direction by such Person of any patients to the Corporation, including, without limitation, any payments to any physicians in respect of services performed by such physicians which are in amounts greater than the fair value of, or the usual charge for, such services.

5.1.35    JUNE FINANCIAL STATEMENTS

          The June Financial Statements will reflect sufficient cash on hand to satisfy all liabilities of the Corporation.

5.1.36    KNOWLEDGE OF MATTERS GENERALLY

          Neither of the Vendors has any information or knowledge of any facts relating to the Purchased Shares, the Corporation or the Business which, if known to the Purchaser, might reasonably be expected to deter the Purchaser from entering into this Agreement and completing the transactions herein contemplated.

                                                      Share Purchase Agreement
                                                                       Page 17


5.2  REPRESENTATIONS AND WARRANTIES RELATING TO THE VENDORS

     Each of the Vendors hereby severally represents and warrants as follows to the Purchaser in respect of such Vendor to the extent that such representations and warranties are applicable to such Vendor, and acknowledges that the Purchaser is relying on such representations and warranties in connection with the transactions herein contemplated:

5.2.1     AGE OF MAJORITY/POWER AND AUTHORITY

     (a) Such Vendor (if an individual) has obtained the age of majority in the jurisdiction in which such Vendor resides.

     (b) Such Vendor, if a body corporate, is a subsisting corporation duly and validly incorporated and organized under the laws of its jurisdiction of incorporation and has all the necessary corporate power, authority and capacity to enter into this Agreement and all other agreements, instruments and documents to be delivered pursuant hereto to which such Vendor is a party and to carry out its obligations hereunder and thereunder. Such Vendor is not in contravention of its constating documents or by-laws.

     (c) Such Vendor, if a trustee of a trust, has all the necessary power, authority and capacity to enter into this Agreement and all other agreements, instruments and documents to be delivered pursuant hereto to which such Vendor is a party and to carry out her obligations hereunder and thereunder.

     (d) The execution and delivery of this Agreement and all other agreements, instruments and documents to be delivered pursuant hereto by such Vendor, if a body corporate, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Vendor including, where applicable, all necessary shareholder action.

5.2.2     OWNERSHIP OF PURCHASED SHARES

     (a) 624722 is the registered and beneficial owner of 100 common shares and 100 Class A preference shares in the capital of the Corporation free of any Encumbrances;

     (b) the Trustee is the registered and beneficial owner of 60 common shares in the capital of the Corporation free of any Encumbrances;

     (c) L. Lasko is the registered and beneficial owner of 40 common shares in the capital of the Corporation free of any Encumbrances; and

     (d) B. Lasko is the registered and beneficial owner of 100 Class A preference shares in the capital of the Corporation free of any Encumbrances.

                                                      Share Purchase Agreement
                                                                       Page 18


5.2.3     ENFORCEABILITY OF OBLIGATIONS

          This Agreement constitutes, and when executed and delivered, each agreement, instrument and document to be delivered pursuant hereto to which such Vendor is a party will constitute, valid and binding obligations of such Vendor enforceable against such Vendor in accordance with its respective terms, subject to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings which may affect the enforcement of creditors' rights generally and to the extent that equitable remedies, including specific performance and injunction, are in the discretion of the court from which they are sought.

5.2.4     COMPLIANCE WITH OTHER INSTRUMENTS

          The execution, delivery and performance by such Vendor of this Agreement and all other agreements, instruments and documents to be delivered pursuant hereto to which such Vendor is a party, and the consummation by such Vendor of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, will not result in any material violation of or conflict with, constitute a material default (with or without notice for the passage of time) under, or give rise to a right of termination, cancellation or acceleration of, or result in the imposition of a lien upon the Purchased Shares held by such Vendor, or require any consent under, any term, condition or provision of: (a) any law or order, judgment or decree by which such Vendor is bound, (b) any agreement or instrument to which such Vendor is a party or by which such Vendor is bound, or (c) any note, bond, debt instrument, trust indenture or other indebtedness of such Vendor.

5.2.5     NO OPTIONS

          No Person other than the Purchaser under this Agreement has any agreement or option or any right capable of becoming an agreement or option for the purchase from such Vendor of any of the Purchased Shares owned by such Vendor respectively.

5.2.6     LITIGATION

          There are no Legal Proceedings pending, threatened against or affecting the title of such Vendor to the Purchased Shares or such Vendor's ability to perform his obligations hereunder at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or by or before any arbitrator; and such Vendor is not aware of any grounds on which any such Legal Proceeding might be commenced with any reasonable likelihood of success.

                                                      Share Purchase Agreement
                                                                       Page 19

5.2.7     STATUS

          Such Vendor is not a non-resident of Canada within the meaning of
Section 116 of the INCOME TAX ACT (Canada).

5.2.8     BANKRUPTCY

          Such Vendor is not insolvent and has not: (a) proposed a compromise or arrangement to any of such Vendor's creditors generally, (b) had any petition or receiving order in bankruptcy filed against such Vendor, (c) taken any proceeding with respect to a compromise or arrangement or become subject to such proceeding, (d) taken or become subject to any proceeding to have such Vendor declared bankrupt or wound-up, (e) taken any proceeding or become subject to any proceeding to have a receiver appointed over any part of such Vendor's assets,
(f) had any encumbrancer take possession of any of such Vendor's property, or
(g) had any execution or distress become enforceable or become levied upon any of such Vendor's property.


                              ARTICLE 6

            REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

6.1       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser hereby represents and warrants to each of the Vendors as follows and acknowledges that each of them is relying on such representations and warranties in connection with the transactions herein contemplated:

6.1.1 INCORPORATION, ORGANIZATION AND AUTHORITY OF THE PURCHASER; DUE AUTHORIZATION OF AGREEMENT; ENFORCEABILITY OF OBLIGATIONS

          The Purchaser is a corporation amalgamated and subsisting under the laws of the Province of Ontario and has the necessary corporate power and authority to enter into this Agreement, to purchase the Purchased Shares from the Vendors as herein contemplated and to perform its other obligations hereunder. The entering into of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate action on behalf of the Purchaser and this Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject to the qualification that enforcement of this Agreement or any judgment arising out of or in connection therewith may be limited by applicable bankruptcy, insolvency and other laws of general application affecting creditors' rights from time to time in effect and the

                                                      Share Purchase Agreement
                                                                       Page 20

discretion of courts of competent jurisdiction respecting the enforcement of rights by way of equitable remedy.

6.1.2     ABSENCE OF CONFLICTING AGREEMENTS

          The Purchaser is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, order, judgment or decree which would be violated, contravened or breached by the execution and delivery by the Purchaser of this Agreement or the performance by the Purchaser of any of the terms hereof.

6.1.3     LITIGATION

          There is no Legal Proceeding in progress, pending or, to the best of the knowledge of the Purchaser, threatened against or relating to the Purchaser or any judgment, decree, injunction, rule or order of any court, governmental department, commission, agent, instrumentality or arbitrator currently outstanding against the Purchaser which in any such case might affect the ability of the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby and the Purchaser is not aware of any existing ground on which any such Legal Proceeding may be commenced with any reasonable likelihood of success.



                              ARTICLE 7

            SURVIVAL OF REPRESENTATIONS AND WARRANTIES

7.1       SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE VENDORS

          All representations and warranties of each of the Vendors contained in this Agreement and in any agreement, certificate or other document delivered or given pursuant to or in connection with this Agreement, notwithstanding any investigation made by or on behalf of the Purchaser with respect thereto, shall survive and continue in full force and effect for the benefit of the Purchaser:

          (a)  in the case of matters other than tax matters referred to in
               Section 5.1.28 hereof and other than matters relating to title of the Vendors to the Purchased Shares, for a period of two years from the date of Closing;

          (b) in respect of tax matters referred to in Section 5.1.28, unless resulting from any misrepresentation (that is attributable to neglect, carelessness or willful default) made or fraud committed in filing a return or supplying information for the purposes of the INCOME TAX ACT (CANADA), or any other legislation imposing tax on the Corporation for the period commencing on the date of

                                                      Share Purchase Agreement
                                                                       Page 21

               Closing and ending on the date on which the last applicable limitation period under any applicable income tax or other tax legislation expires with respect to any taxation year which is relevant in determining any liability under this Agreement with respect to such particular tax matter; and

          (c) there shall be no limit on the representations and warranties relating to title of the Vendors to the Purchased Shares or relating to the tax liability of the Corporation based on any misrepresentation made or fraud committed in filing a return or supplying information for purposes of any legislation imposing tax on the Corporation;

and any claim in respect thereof (except a claim based on fraud) shall be made within such period in accordance with the provisions set out in Article 10 and upon the expiry of such a period neither of the Vendors shall have any further liability to the Purchaser hereunder with respect to any such representations or warranties, except in respect of claims which have theretofore been made in accordance with the provisions set forth above.

7.2       SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The representations and warranties of the Purchaser contained in this Agreement and in any agreement, certificate or other document delivered or given pursuant to or in connection with this Agreement, notwithstanding any investigation made by or on behalf of the Vendors, shall survive the Closing and continue in full force and effect for the benefit of each of the Vendors for a period of two years from the date of Closing provided, however, that any claim in respect thereof shall be made within such period in accordance with the provisions set out in Article 10 and upon the expiry of such period the Purchaser shall have no further liability to either of the Vendors with respect to any such representations or warranties.

7.3       SURVIVAL OF COVENANTS

          All covenants of the parties contained in this Agreement (including, without limitation, the indemnity covenants) or in any agreement or other document delivered or given pursuant to or in connection with this Agreement shall survive the execution of this Agreement.

                                                      Share Purchase Agreement
                                                                       Page 22


                              ARTICLE 8

                        CLOSING ARRANGEMENTS

8.1       TIME AND PLACE OF CLOSING

          The Closing shall take place at 4:00 p.m. in the forenoon on July 2, 1996 at the offices of Fraser & Beatty, 42nd Floor, 1 First Canadian Place, Toronto, Ontario, or at such other time and place as may be agreed upon between the parties hereto.

8.2       CLOSING ARRANGEMENTS

          Each of the Vendors and the Purchaser covenant and agree with one another that contemporaneously with the execution and delivery of this
Agreement:

8.2.1     TRANSFER OF PURCHASED SHARES

          Each of the Vendors shall (a) deliver or cause to be delivered to the Purchaser certificates representing the Purchased Shares owned by him duly endorsed in blank for transfer or accompanied by a stock transfer power; and
(b) take, and shall cause the Corporation to take, all necessary steps and proceedings as approved by counsel for the Purchaser to permit the Purchased Shares to be duly and validly transferred to the Purchaser and/or its nominees, to have such transfers duly and validly recorded on the books of the Corporation so that the Purchaser and/or its nominees are entered on the books of the Corporation as the holder or holders of the Purchased Shares and to issue one or more share certificates to the Purchaser and/or its nominees representing the Purchased Shares.

8.2.2     PAYMENT OF PURCHASE PRICE

          The Purchaser shall pay the Purchase Price as follows:

          (a) as to $225,000, by the delivery by the Purchaser to 624722 of a certified cheque or bank draft payable to the order of 624722;

          (b) as to $134,999.40, by the delivery by the Purchaser to the Trustee of a certified cheque or bank draft payable to the order of the Trustee;

          (c) as to $89,999.60, by the delivery by the Purchaser to L. Lasko of a certified cheque or bank draft payable to the order of L. Lasko; and

          (d) as to $1.00, by the delivery by the Purchaser to B. Lasko of a certified cheque or bank draft payable to the order of B. Lasko.

                                                      Share Purchase Agreement
                                                                       Page 23


8.2.3     DELIVERY OF BOOKS AND RECORDS

          The Vendors shall deliver or cause the Corporation to deliver to the Purchaser all of the Corporation's documents including the minute and record books, corporate records and documents, corporate seals, books of account, accounting records, past financial statements, tax returns, share certificate books and share records, title documents and surveys, Intellectual and Industrial Property Rights owned by and licence agreements or arrangements with respect to Intellectual and Industrial Property Rights held by the Corporation, licences, registrations and permits held by the Corporation, Encumbrances, agreements, contracts and commitments which the Corporation is a party to or bound by or subject to, lists of suppliers and clients of the Business and all other documents, files, records and other data, financial or otherwise, of the Corporation which may be in the possession of the Corporation or any of the Vendors.

8.2.4     RESIGNATIONS OF DIRECTORS AND OFFICERS

          Each of the Vendors shall cause such directors and officers of the Corporation as the Purchaser may specify to resign in favour of nominees of the Purchaser.

8.2.5     RELEASES

          Each of the Vendors shall cause to be executed and delivered to the Purchaser a release by each of them and by each director and officer of the Corporation and such other Persons as the Purchaser may specify, each such release to be in the form annexed hereto as Schedule 11.

8.2.6     CONSULTANCY LETTER

          Lasko and the Purchaser shall enter into a consultancy arrangement to be set out in a letter between them, which letter shall be in form and substance satisfactory to Lasko and the Purchaser.



                              ARTICLE 9

                              COVENANTS

9.1       NON-COMPETITION

     (a) Weisz shall not, without the prior written consent of the Purchaser, for a period of three years following the date hereof, either individually or in conjunction with any other Person, as principal, agent, partner, co-venturer, shareholder (except as a holder of less than 5% of the shares of a publicly-traded corporation), investor, advisor, consultant, officer, director, employee or otherwise in any manner whatsoever, directly or indirectly, (i) become engaged in or interested

                                                      Share Purchase Agreement
                                                                       Page 24

in or associated in any manner with any business in the Municipality of Metropolitan Toronto or within the three mile radius of the Municipality of Metropolitan Toronto which is the same as or similar to or competitive with the Business carried on by the Corporation or the Purchaser, provided, however, that Weisz is expressly permitted to be so engaged in or so interested in or associated in any manner with any such business which has annual gross revenues of less than $500,000 per annum, and which operates out of only one location from time to time in the City of Toronto; or (ii) solicit or attempt to solicit any patients, employees or consultants of the Business, the Corporation or the Purchaser away from the Corporation or the Purchaser.

     (b) Lasko shall not, without the prior written consent of the Purchaser, for a period of three years following the date following the termination of Lasko's consultancy arrangement with the Purchaser pursuant to the letter agreement referred to in Section 8.2.6, either individually or in conjunction with any other Person, as principal, agent, partner, co-venturer, shareholder (except as a holder of less than 5% of the shares of a publicly-traded corporation), investor, advisor, consultant, officer, director, employee or otherwise in any manner whatsoever, directly or indirectly, (i) become engaged in or interested in or associated in any manner with any business in the Municipality of Metropolitan Toronto or within the three mile radius of the Municipality of Metropolitan Toronto which is the same as or similar to or competitive with the Business carried on by the Corporation or the Purchaser; or
(ii) solicit or attempt to solicit any patients, employees or consultants of the Business, the Corporation or the Purchaser away from the Corporation or the Purchaser.

     (c) Each of Weisz and Lasko acknowledges and agrees that irreparable injury may result to the Corporation and the Purchaser in the event of any breach of the provisions of this Section and that, in such event, the remedy at law for any such breach will be inadequate. Accordingly, each of Weisz and Lasko agrees that, if he shall engage in any act or activity in breach of the provisions of this Section, the Corporation or the Purchaser shall be entitled, in addition to any other remedies and damages that may be available at law or under this Agreement, to injunctive relief to enforce the provisions of this Section.

9.2       JUNE FINANCIAL STATEMENTS

          The Purchaser shall, within 45 days of the Closing, prepare, and cause Soberman, Isenbaum & Colomby to provide the Corporation and the parties hereto with a review engagement report in respect of, the financial statements of the Corporation as at June 30, 1996 (the "June Financial Statements") which financial statements shall consist of the balance sheet of the Corporation as at June 30, 1996 and the accompanying statements of earnings and retained earnings for the 11 month period then ended.

                                                      Share Purchase Agreement
                                                                       Page 25


9.3       LEASE CONSENTS

          The Vendors will use their best efforts to obtain, at the Vendors' expense, all consents, approvals, permits and acknowledgments required under the Leases to the change in control of the Corporation contemplated hereby.

9.4       ACCESS TO BOOKS AND RECORDS

          For a period of 5 years following the date hereof, the Purchaser shall, during reasonable business hours and upon at least 48 hours prior notice from a Vendor, provide such Vendor or its representatives with access to any and all books and records of the Business existing as of the date hereof.



                              ARTICLE 10

                           INDEMNIFICATION

10.1      INDEMNIFICATION BY THE VENDORS

          Subject to the provisos herein contained, each of the Vendors hereby jointly and severally agrees to indemnify and hold harmless the Purchaser from and against all losses, costs, damages and liabilities suffered or incurred by the Purchaser relating to, arising from, or as a result of any breach of any representation, any warranty or covenant on the part of such Vendor contained in this Agreement or in any agreement or other document delivered to the Purchaser pursuant to or in connection with this Agreement, including, without limitation, all claims, actions, suits, demands, costs and expenses, including reasonable legal and accounting fees, in respect of the foregoing; provided, however that the aggregate liability of the Vendors to the Purchaser hereunder shall not exceed $450,000.

10.2      INDEMNIFICATION BY THE PURCHASER

          The Purchaser hereby agrees to indemnify and hold each of the Vendors harmless from and against all losses, costs, damages and liabilities suffered or incurred by each such Vendor relating to, arising from, or as a result of any breach of any representation, any warranty or covenant on the part of the Purchaser contained in this Agreement or in any agreement or other document or instrument delivered to the Vendors pursuant to or in connection with this Agreement, including without limitation, all claims, actions, suits, demands, costs and expenses, including reasonable legal and accounting fees, in respect of the foregoing.

10.3      NOTICE OF CLAIM

          If (a) the Purchaser or (b) either of the Vendors wishes to make a claim for indemnification (a "Claim") pursuant to this Article 10 (such claimant(s) herein called the "Indemnified Party") against either of the Vendors or the Purchaser, as the case may be (herein called the "Indemnifying Party"), the Indemnified Party

                                                      Share Purchase Agreement
                                                                       Page 26

shall promptly give notice to the Indemnifying Party of the Claim. Such notice shall specify whether the Claim originates with the Indemnified Party (an "Original Claim") or with a Person other than the Indemnified Party (a "Third Party Claim"), and shall also specify with reasonable particularity (to the extent that the information is available):

          (i)   the factual basis for the Claim; and

          (ii) the amount of the Claim or, if an amount is not then determinable, an approximate and reasonable estimate of the potential amount of the Claim.

10.4      PROCEDURE FOR INDEMNIFICATION

10.4.1    CLAIMS OTHER THAN THIRD PARTY CLAIMS

          Following receipt of notice of a Claim from an Indemnified Party, the Indemnifying Party shall have 30 days (or such lesser period as may be required by law to file a defence) to make such investigation of the Claim as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party and its authorized representatives the information relied upon by the Indemnified Party to substantiate the Claim. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of such 30 day period (or any mutually agreed upon extension thereof) to the validity and amount of the Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim.

10.4.2    THIRD PARTY CLAIMS

          With respect to any Third Party Claim, the Indemnifying Party shall have the right exercisable by written notice to the Indemnified Party not later than 30 days (or such lesser period as may be required by law to file a defence) following the Indemnifying Party's receipt of the notice of the Third Party Claim pursuant to Section 10.3 and at its own expense, to participate in or assume control of the negotiation, settlement or defence of the Third Party Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all of the Indemnified Party's reasonable out-of-pocket expenses as a result of such participation or assumption and, at the Indemnified Party's request, furnish the Indemnified Party with reasonable security against any costs or liabilities to which the Indemnified Party may be or become exposed by reason of such negotiation, settlement or defence. If the Indemnifying Party elects to assume such control, the Indemnified Party shall cooperate with the Indemnifying Party, shall have the right to fully participate in the negotiation, settlement or defence of such Third Party Claim at its own expense and shall have the right to disagree on reasonable grounds with the selection and retention of counsel, in which case counsel satisfactory to the Indemnifying Party and the Indemnified Party shall be retained by the Indemnifying

                                                       Share Purchase Agreement
                                                                        Page 27

Party. If the Indemnifying Party, having elected to assume such control thereafter fails to defend any such Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim.

10.5 DE MINIMIS

     Notwithstanding any other provision of this Article 10, no party hereto shall assert against any other party hereto any claim or claims for indemnity hereunder unless the aggregate amount of the claim or claims asserted to that date, including the claim or claims then being asserted, is at least $20,000.


                                   ARTICLE 11

                                 MISCELLANEOUS

11.1      BROKERAGE, COMMISSIONS, ETC.

          It is understood and agreed that no broker, agent or other intermediary has acted for the Vendors, the Corporation or the Purchaser in connection with the transactions herein contemplated. Each of the Vendors agrees to jointly and severally indemnify and save harmless the Purchaser from and against any claim for any brokerage, commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for such Vendor or the Corporation in connection with the transactions herein contemplated. The Purchaser agrees to indemnify and save harmless each of the Vendors from and against any claim for brokerage, commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or to have acted for the Purchaser in connection with the transactions herein contemplated.

11.2      FURTHER ASSURANCES

          Each of the parties hereto upon the request of the other party hereto shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions herein contemplated.

11.3      ANNOUNCEMENTS

          The parties hereto agree that no disclosure or public announcement with respect to this Agreement or the transactions herein contemplated shall be

                                                       Share Purchase Agreement
                                                                        Page 28

made by any party hereto without the prior written consent of each of the other parties hereto, which consent shall not be unreasonably withheld.

11.4      NOTICES

          Any notice, direction or other instrument required or permitted to be given to any party hereunder shall be in writing and shall be sufficiently given if delivered personally, or if sent by registered prepaid mail or if transmitted by fax or other form of recorded communication tested prior to transmission to such party, as follows:

          (i)  in the case of 624722 and Weisz, at:

               89 Willett Crescent
               Richmond Hill, Ontario
               L4C 7W5

               ATTENTION:  ROBERT Y. WEISZ

               Telecopier No.:  (905) 737-7866

          (ii) in the case of the Trustee, L. Lasko and B. Lasko, at:

               10 Mead Court
               North York, Ontario
               M2L 2A6

               ATTENTION:  BENJAMIN LASKO

               with a copy to:

               Sheppard, Friedlan, MacInnis
               488 Huron Street
               Toronto, Ontario
               M5R 2R3

               ATTENTION: IAN MACINNIS

               Telecopier No.:  (416) 966-6837

                                                       Share Purchase Agreement
                                                                        Page 29

          (ii) in the case of the Purchaser, at:

               20 Eglinton Avenue West
               Suite 1007
               P.O. Box 2054
               Toronto, Ontario
               M4R 1K8

               ATTENTION:  WILLIAM H. BROWN

               Telecopier No.:  (416) 485-1692

               with a copy to:

               Fraser & Beatty
               P.O. Box 100
               1 First Canadian Place
               Toronto, Ontario
               M5X 1B2

               ATTENTION:  MICHAEL N. KAPLAN

               Telecopier No.:  (416) 863-4592

     (b) Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day; if mailed, shall be deemed to have been given and received on the third day after it was mailed, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day; and if transmitted by fax or other form of recorded communication, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

     (c) Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

11.5      TIME OF THE ESSENCE

          Time shall be of the essence of this Agreement.

                                                       Share Purchase Agreement
                                                                        Page 30


11.6      EXPENSES

          All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Agreement and the transactions herein contemplated shall be paid by the party incurring such costs and expenses.

11.7      APPLICABLE LAW

          This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario and the laws of Canada applicable therein.

11.8      ARBITRATION

         If any dispute or question (the "Dispute") shall arise, during the period of this Agreement or at any time thereafter, between (a) any of the Vendors and (b) the Purchaser in respect of this Agreement or any part thereof, whether as to interpretation, performance, enforceability or otherwise, the parties to the Dispute shall attempt in good faith to resolve such Dispute. If such parties have not agreed to a settlement of the Dispute within 30 days from the date on which the Dispute first became known to such parties, then such parties agree that the Dispute shall be submitted to arbitration pursuant to the ARBITRATION ACT, 1991 (Ontario). Such Dispute shall not be made the subject matter of an action in any court by any of such parties unless the Dispute has first been submitted to arbitration and finally determined in accordance with the provisions of Schedule 12 hereto and in such event, such action shall be subject to the exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario. Any such action commenced thereafter shall only be for the purpose of enforcing the decision of the arbitrators and the costs incidental to the action. In any such action the decision of the arbitrator shall be conclusively deemed to determine the rights and liabilities as between the parties to the arbitration in respect of the Dispute.

11.9      ENTIRE AGREEMENT

          This Agreement, including the Schedules hereto, constitutes the entire agreement between the parties hereto with respect to the transactions herein contemplated and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties hereto with respect thereto (including, without limitation, the letter of intent between Weisz and Columbia Health Care Inc. dated May 23, 1996), except as specifically provided or contemplated in this Agreement or in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Agreement or in any such agreement,

                                                       Share Purchase Agreement
                                                                        Page 31

certificate, affidavit, or other document as aforesaid. This Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

11.10     EFFECT OF CLOSING

          Any provision of this Agreement which is capable of being performed after but which has not been performed at the Closing and all obligations, covenants and agreements contained in this Agreement or in any agreement, certificate, affidavit, or other document delivered or given pursuant to this Agreement, including, without limitation, the indemnities herein provided for, shall remain in full force and effect notwithstanding the Closing, subject to the limitation periods contained herein.

11.11     COUNTERPARTS

          This Agreement may be executed by telefax and in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Agreement.

11.12     ASSIGNMENT

          Neither this Agreement nor any rights or obligations hereunder may be assigned by any party hereto.

11.13     PARTIES IN INTEREST

          This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

11.14     SEVERABILITY OF PROVISIONS

          If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any Person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to

                                                       Share Purchase Agreement
                                                                        Page 32

Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

          IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

                                   624722 ONTARIO LIMITED

                                   By:
                                      ----------------------------------------

SIGNED, SEALED AND DELIVERED     )
                                 )
          in the presence of     )    ----------------------------------------
                                 )    ROBERT Y. WEISZ
                                 )
                                 )
                                 )    ----------------------------------------
                                 )    LISA LASKO
                                 )
                                 )
                                 )    ----------------------------------------
                                 )    BENJAMIN LASKO
                                 )
                                 )
                                 )    THE TRUSTEE OF LASKO FAMILY
                                 )    TRUST
                                 )
                                 )
                                 )    ----------------------------------------
                                 )    LISA LASKO - Trustee


                                   COLUMBIA CENTRE FOR REHABILITATION INC.

                                   By:
                                      ----------------------------------------